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                                                                    EXHIBIT 11.1

COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

                                                                              Weighted average number of basic
      Summary from unaudited financial        Basic and diluted loss per       and diluted common stock shares
                 statements                          common share                        outstanding
   ---------------------------------------- -------------------------------- ------------------------------------
   Six months ended 11/30/2001                                       (0.09)                           13,127,684
   Three months ended 11/30/2001                                     (0.06)                           13,154,538
   Six months ended 11/30/2000                                       (0.08)                           12,428,043
   Three months ended 11/30/2000
                                                                     (0.04)                           12,637,533